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                                                                       Exhibit 1

                          FORM OF ASSUMPTION AGREEMENT


        This assumption agreement (the "Agreement") is made as of the 7th day of May, 2001, by and among Union Planters Investment Advisors, Inc. ("Union Planters Advisors"), a wholly-owned subsidiary of Union Planters Corporation, Union Planters Bank, N.A. ("Union Planters Bank"), a wholly-owned subsidiary of Union Planters Corporation, and LEADER Mutual Funds, a Massachusetts business trust.

        WHEREAS, Union Planters Bank and LEADER Mutual Funds, on behalf of each of its LEADER Growth & Income Fund, LEADER Balanced Fund, LEADER Tax-Exempt Bond Fund, LEADER Intermediate Government Bond Fund, LEADER Short Term Bond Fund, LEADER Tax-Exempt Money Market Fund, LEADER Money Market Fund and LEADER Treasury Money Market Fund (each a "Fund," and collectively the "Funds"), are parties to separate Investment Advisory Agreements (each an "Advisory Contract," and collectively the "Advisory Contracts") relating to the management of the Funds;

        WHEREAS, Union Planters Bank wishes to assign, and Union Planters Advisors wishes to assume, all of Union Planters Bank's rights, duties and obligations under each of the Advisory Contracts;

        NOW, THEREFORE, based on the foregoing, the parties agree as follows:

                1. ASSUMPTION. Union Planters Advisors, intending to be legally bound, hereby agrees to assume and perform all rights, duties and obligations of Union Planters Bank under each of the Advisory Contracts.

                2. CONSENT. LEADER Mutual Funds, on behalf of each Fund, hereby consents to the assumption by Union Planters Advisors of all rights, duties and obligations of Union Planters Bank under each of the Advisory Contracts.

                3. UNDERSTANDING OF PARTIES. It is the intention and understanding of the parties to this Agreement that the transactions contemplated hereby shall not constitute an "assignment" of any Advisory Contract within the meaning of the Investment Company Act of 1940, as amended.

                4. EFFECTIVE DATE. This agreement, and the transactions contemplated hereby, shall take effect immediately upon the latter to occur of (i) effectiveness of Union Planters Advisors' registration with the Securities and Exchange Commission as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and (ii) the date of this Agreement.




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        IN WITNESS WHEREOF, Union Planters Advisors, Union Planters Bank and
LEADER Mutual Funds hereby execute this Agreement as of the day and year first above written.


                                     UNION PLANTERS INVESTMENT
                                     ADVISORS, INC.


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                     UNION PLANTERS BANK, N.A.


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title:

                                     LEADER MUTUAL FUNDS


                                     By:
                                        -------------------------------------
                                     Name:
                                     Title: